UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 22, 2010

Laredo Oil, Inc.
(Exact Name of Registrant as Specified in Charter) Delaware
(State or Other Jurisdiction of Incorporation)

333-153168	26-2435874
(Commission File Number)	(IRS Employer Identification No.)

2203 Townes Lane Austin, Texas	78703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 961-3801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2010, the Company entered into a Loan Agreement with Alleghany Capital Corporation ("Alleghany") for up to $250,000.  The first loan installment of $150,000 contemplated by the agreement closed on November 22, 2010 and the second loan installment of $100,000 will be funded December 22, 2010 unless prior to that date Alleghany decides to withdraw its funding commitment.  The note shall accrue on the outstanding principal sum at the rate of 6% per annum, the interest of which will be payable in either cash or in kind semi-annually, and the note is due the earlier of either the date on which the Company raises capital of at least $500,000 or December 31, 2011.

This foregoing description of the terms of the Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Loan Agreement attached hereto as Exhibit 10.1, incorporated by reference herein.  The form of the Senior Promissory Note is attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement dated November 22, 2010 between Laredo Oil, Inc. and Alleghany Capital Corporation
10.2	Form of Senior Promissory Note accompanying Loan Agreement dated November 22, 2010 between Laredo Oil, Inc. and Alleghany Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Date: November 24, 2010	By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer